May 1, 1998



     I, Emanuel L. Rouvelas, hereby resign as a director of OMI Corp. effective as of May 4, 1998.


                                             /s/ Emanuel L. Rouvelas
                                            ------------------------------
                                            Emanuel L. Rouvelas